SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washingto	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Timberland Bancorp, Inc. (“Company”), the holding company for Timberland Bank, held its Annual Meeting of Shareholders on Tuesday, January 22, 2013 in Hoquiam, Washington.  The results of the vote for the four items presented at the meeting were as follows:

1.	Election of Directors:
Shareholders elected the following nominees to the Board of Directors for a three-year term ending 2016 by the following vote:

	For		Against		Broker Non-Votes
	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
Michael R. Sand	4,184,411	98.34	70,550	1.66	2,790,075	N/A
David A. Smith	4,200,928	98.73	54,033	1.27	2,790,075	N/A
Larry D. Goldberg	4,162,587	97.83	92,374	2.17	2,790,075	N/A

The following directors, who were not up for re-election at the Annual Meeting of Shareholders, will continue to serve as directors: Jon C. Parker, James C. Mason, Michael J. Stoney, Andrea M. Clinton and Ronald A. Robbel.

2.	Advisory (Non-Binding) Vote on Compensation of Named Executive Officers:
Shareholders approved an advisory (non-binding) vote on the compensation of the Company’s named executive officers as follows:

	Number of Votes	Percentage
For	4,042,694	95.01
Against	155,477	3.68
Abstain	55,790	1.31
Broker non-votes	2,791,075	N/A

3.	Advisory (Non-Binding) Vote on Advisory Vote on Executive Compensation. Shareholders approved an advisory (non-binding) vote on executive compensation every year, as follows:

	Number of Votes	Percentage
One Year	1,825,042	42.89
Two Years	176,794	4.16
Three Years.	1,772,995	41.67
Abstain	480,130	11.28
Broker non-votes	2,790,075	N/A

 In light of the voting results with respect to this proposal, the Board of Directors determined to hold a shareholder advisory vote every year to approve the compensation of the Company’s named executive officers, commencing with its 2014 annual meeting of shareholders, and continuing thereafter until such time that the Board of Directors determines that a different frequency is in the best interest of the Company and its shareholders.

4.	Ratification of Appointment of Independent Auditor:
Shareholders ratified the appointment of Delap LLP as the Company’s independent auditor for the fiscal year ending September 30, 2013 by the following vote:

	Number of Votes	Percentage
For	6,387,458	97.87
Against	28,015	0.43
Abstain	110,972	1.70

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: January 23, 2013	By: /s/ Dean J. Brydon
Dean J. Brydon Chief Financial Officer